As filed with the Securities and Exchange Commission on September 18, 2008

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

----------------

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

IVT Software, Inc.

(Name of Small Business Issuer in its Charter)

Nevada	8299	74-3177586
State or Other Jurisdiction of Incorporation of Organization)	Primary Standard Industrial Code	(I.R.S. Employer Identification No.)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), please check the following box. o	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), please check the following box. o

Securities Act registration statement file number to which this form relates:	333-151435
(If applicable)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. o

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. þ

Martin Schwartz, CEO
196 North Crest Place
Lakewood, NJ 08701
Tel:  732-901-0566

(Address and Telephone Number of Registrants Principal Place of Business)

New York	01-0671426
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2 Ingrid Road
Setauket, NY	11733-2218
(Address of Principal Executive Offices)	(Zip Code)

Securities Act registration statement file number to which this form relates:	333-134408
(If applicable)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. ☒

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.0001  par value per share
(Title of each class to be so registered)

Item 1. Description of Registrant's Securities to be Registered.

The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form S-1, filed with the Commission on August 28, 2008 Commission File Number 333-151435  is incorporated by reference herein.

Item 2. Index to Exhibits.

The Exhibits contained in Registrant's Registration Statement on Form S-1, filed with the Commission on the dates referenced below (Commission File Number 333-151435) is incorporated by reference herein.

	SEC Reference Number	Title of Document	Exhibit
Exhibit	3.1	Articles of Incorporation	*
Exhibit	3.3	By Laws	*
Exhibit	5.1	Opinion & Consent of Brian Reiss ESQ.	**
Exhibit	10.1	Licensing Agreement	*
Exhibit	10.2	Form of Subscription Agreement	*
Exhibit	10.3	Form of Class A Warrants Exercisable @ $0.50 Per Share.	*
Exhibit	10.4	Form of Class B Warrants Exercisable @ $1.00 Per Share.	*
Exhibit	10.5	Form of Class C Warrants Exercisable @ $1.50	*
Exhibit	23.1	Consent of Kempisty & Co. CPA PC	**
Exhibit	99	Code of Ethics	*
Exhibit	4.1	Specimen Common Share Certificate	Attached
Exhibit	4.2	Specimen Common Share Certificate	Attached

* Incorporated by reference to the initial Registration Statement filed on S-1 on June 5, 2008.
** Incorporated by reference to the Registration Statement filed on August 28, 2008
*** Exhibits 4.1:  Specimen Common Share Certificate

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: September 24, 2008	IVT SOFTWARE, INC.	/s/ Martin Schwartz

President, Chief Executive, & Accounting Officer